Exhibit 99.1

XOMA Announces up to $22 Million Generated from Sale of Royalty Streams from Two License Agreements to HealthCare Royalty Partners and

Provides Corporate Update

•	Up to $22 million in revenue generated through sale of royalty streams from two license agreements to HealthCare Royalty Partners, with an initial $18 million payment and up to $4 million in future milestones

•	Non-dilutive funding to support clinical advancement of XOMA 358 in a streamlined manner

•	Operational transformation eliminates 57 positions

•	Significantly reduced operating expense structure going forward

•	Jim Neal named Chief Executive Officer and joins the Board of Directors, replacing John Varian who retires but remains a member of the Board of Directors

BERKELEY, Calif., December 21, 2016 (GLOBE NEWSWIRE) — XOMA Corporation (Nasdaq:XOMA), a leader in the discovery and development of therapeutic antibodies, today announced several corporate actions to further streamline its operations to focus on XOMA 358 clinical development, monetize non-core assets, and strengthen its balance sheet.

“With this transaction, we have generated $83 million in non-dilutive liquidity since October 2015,” said Jim Neal, newly appointed Chief Executive Officer and Director of XOMA. “HealthCare Royalty Partners (“HCR”) has an established history of supporting the biotechnology industry. They provide companies with the opportunity to realize value in non-core assets without diluting equity shareholders. Two royalty agreements from XOMA’s extensive portfolio of licensed assets particularly attracted HCR’s interest. XOMA’s scientific discoveries have served us well, financing our clinical development over the past two years.”

Paul Hadden, Managing Director, HealthCare Royalty Partners, said, “We are extremely pleased to partner with XOMA on this asset sale, providing non-dilutive capital at an important point in their evolution.”

Tom Burns, Vice President, Finance, and Chief Financial Officer of XOMA, commented, “To further reduce our operating costs, we have taken two actions. First, we are using a portion of the proceeds from this transaction to partially repay our debt held by Hercules Technology Growth Capital, Inc. (“Hercules”). Second, to reflect our operational focus on advancing XOMA 358, we are streamlining our team and eliminating 57 positions. These two actions will significantly reduce our expenses so the company can more efficiently fund XOMA 358 clinical development.”

John Varian stated, “I believe XOMA is well positioned, and this is the right time for me to retire and turn the reins over to Jim Neal. He has the right plan in place to ensure the company achieves its next clinical development and financial goals.”

Denny Van Ness, XOMA’s Chairman of the Board, stated, “As Chief Operating Officer, Jim has been leading the XOMA 358 project team, as well as leading the company’s business development activities. The Board, John, and I have every confidence that Jim and his team will take XOMA 358 forward in a cost-effective manner and continue to drive the licensing of XOMA’s non-core assets.”

“XOMA 358 is an important potential therapy for the patients and families affected by Congenital Hyperinsulinism (“CHI”) or who experience hypoglycemia post bariatric surgery. We now have over 25 patients enrolled in our two Phase 2 Proof-of-Concept studies, which reflects the desire for new therapeutic options in these rare indications. We need to do everything possible to develop XOMA 358 and bring it to market,” Mr. Neal added. “The financing and the operational cost reductions we announced today allow us to aggressively move forward. Our next step is launching our multi-dose study in CHI patients. Importantly, we have retained other non-core assets that could potentially be deployed in the future to fund our clinical development efforts.”

HealthCare Royalty Partners Asset Sale

XOMA sold its rights under two license agreements to its patented bacterial cell expression technology. The first of these covers TRUMENBA®, a meningococcal group B vaccine marketed by Pfizer, on which XOMA has been receiving low single-digit royalties from commercial sales. The second agreement is with Dyax Corp. All rights to future royalties and other payments associated with these licenses have been acquired by HCR as detailed in the Form 8-K filed on December 21, 2016.

Hercules Technology Growth Capital, Inc.

XOMA entered into a Loan and Security Agreement with Hercules in 2015 under which XOMA borrowed $20.0 million. The company has been paying principal and accrued interest since July 1, 2016, and the loan is scheduled to mature on September 1, 2018. On September 30, 2016, the outstanding balance was $18.5 million. In January, XOMA will apply $10 million from the HCR asset sale proceeds to reduce its debt obligation to Hercules.

Corporate Restructuring

Based upon the data being generated in the XOMA 358 clinical studies in patients with hypoglycemia due to Congenital Hyperinsulinism or post bariatric surgery, XOMA is preparing to expand the program into multi-dose clinical studies. These two indications are rare conditions with very high unmet therapeutic needs. Therefore, the company is concentrating its investments on clinical development, with an initial focus on the XOMA 358 clinical programs.

To reflect this narrowed corporate focus, the company will reduce its headcount by 57 positions.

“We have shown the assets that XOMA has discovered and developed hold significant interest to companies dedicated to improving human health. Importantly, we retain the future revenue streams from our most recent licensing agreements with Novartis and NovoNordisk,” commented Mr. Burns. “We continue to expect we will earn a $10 million milestone payment within the next few months under one of our existing license or collaboration agreements. In light of the interest we have received from our recently unveiled IL-2 antibody program for immuno-oncology and our PTH1R program for oncology indications, we believe these two assets could provide additional funding to support our development plans for XOMA 358 in CHI and post-bariatric surgery.”

About XOMA Corporation

XOMA Corporation is a leader in the discovery and development of therapeutic antibodies. The Company’s innovative product candidates result from its expertise in developing ground-breaking monoclonal antibodies, including allosteric antibodies, which have created new opportunities to potentially treat a wide range of human diseases. XOMA’s scientific research has produced a portfolio of endocrine assets, each of which has the opportunity to address multiple indications. The Company’s lead product candidate, XOMA 358, is an allosteric monoclonal antibody that reduces insulin receptor activity, which could have a major impact on the treatment of hyperinsulinism. The Company has ongoing Phase 2 development activities for XOMA 358 in patients with congenital hyperinsulinism, and in patients with hypoglycemia after bariatric surgery. For more information, visit www.xoma.com.

About HealthCare Royalty Partners

HealthCare Royalty Partners (HCR) is a private investment firm that purchases royalties and, using debt-like structures, invests in commercial or near-commercial stage assets for life science companies. HCR has raised approximately $3.4 billion in committed capital and is headquartered in Stamford, CT. Over the past decade, HCR’s senior professionals have completed more than 60 healthcare investments. For more information, visit www.healthcareroyalty.com.

Forward-Looking Statements

Certain statements contained in this press release including statements related to reaching future payment milestones, the development and potential commercialization of XOMA 358, the impact of XOMA’s elimination of employee positions and planned repayment of Hercules debt, the transition in XOMA’s leadership, the expected sources of future revenues, and other statements that relate to future periods are each forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on assumptions that may not prove accurate, and actual results could differ materially from those anticipated due to certain risks inherent in the biotechnology industry and for companies engaged in the development of new products in a regulated market. Potential risks to XOMA meeting these expectations are described in more detail under the heading “Risk Factors” contained in XOMA’s quarterly report on Form 10-Q for the quarter ended September 30, 2016, which is on file with the Securities and Exchange Commission, and in other SEC filings. Consider such risks carefully when considering XOMA’s prospects. Any forward-looking statement in this press release represents XOMA’s views only as of the date of this press release and should not be relied upon as representing its views as of any subsequent date. XOMA disclaims any obligation to update any forward-looking statement, except as required by law.

Contact:

Company and Investor Contact:

Tom Burns, Chief Financial Officer

510-204-7200

burns@xoma.com

Juliane Snowden

The Oratorium Group, LLC

jsnowden@oratoriumgroup.com

Media contact:

Colin Sanford

W2O Group

415-946-1094

csanford@w2ogroup.com